Exhibit 23.3

                           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     The Board of Directors
     Sub Sea International Inc.

     As independent public accountants, we hereby consent to the use of our reports included herein or made a part of this Pre-Effective Amendment No. 1 to the registration statement of Dresser Industries, Inc. on Form S-4 and to the reference to our firm under the heading "Experts" in the registration statement.


                                         /s/ARTHUR ANDERSEN & CO.
                                         Arthur Andersen & Co.


     New Orleans, Louisiana
     June 17, 1994